Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No 1 to the Registration Statement on Form S-4 of our report  dated February 22, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Deluxe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 21, 2013